EXHIBIT 32.1

Certification of Chief Executive Officer furnished pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S. C. 1350)

I, John Macneil, the Acting Chief Executive Officer, President and Chief Operating Officer of Trikon Technologies, Inc (the “Company”), do hereby certify to the best of my knowledge and belief that:

1.	The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 780(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 07, 2004

/s/ John Macneil
John Macneil
Acting Chief Executive Officer, President & Director